                                                                    EXHIBIT 99.8

                               Custodian Contract
                               ------------------

      This Contract between Merrill Lynch Corporate High Yield Fund, Inc., a corporation organized and existing under the laws of Maryland, having its principal place of business at 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (the "Fund") and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110 (the "Custodian"), in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.    Employment of Custodian and Property to be Held by It
      -----------------------------------------------------

      The Fund hereby employs the Custodian as the custodian of the assets of the Fund of the Fund, including securities which the Fund desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Articles of Incorporation. The Fund agrees to deliver to the Custodian all securities and cash of the Fund, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Fund ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

      Upon receipt of "Proper Instructions" (as defined in Article 5), the Custodian shall on behalf of the Fund from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Directors of the Fund. The Custodian covenants with the Fund that each agreement whereby the Custodian employs any such sub-custodian shall provide that the sub-custodian will be liable to the Custodian for losses and liabilities caused by the negligence, misfeasance, or willful misconduct of the sub-custodian. The Fund agrees that, so long as the Custodian has complied with its obligation set forth in the preceding sentence, the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any U.S. sub-custodian employed by it on behalf of the Fund than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2.    Duties of the Custodian with Respect to Property of the Fund Held By the
      ------------------------------------------------------------------------
      Custodian in the United States
      ------------------------------

2.1   Holding Securities. The Custodian shall hold and physically segregate for
      ------------------
      the account of the Fund all non-cash property, to be held by it in the United States including all domestic securities owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (collectively referred to herein as "Securities System") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.10A.

2.2   Delivery of Securities. The Custodian shall release and deliver domestic
      ----------------------
      securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

      2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

      3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

      4) To the depository agent in connection with tender or other similar offers for securities of the Fund;

      5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

      6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

      7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

      8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral except as may arise from the Custodian's own negligence or willful misconduct;

      11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

      12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

      13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

      14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

      15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Fund, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of the Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3   Registration of Securities. Domestic securities held by the Custodian
      --------------------------
      (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless
                                                                         ------
      the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize all reasonable efforts to timely collect income due the Fund on such securities and to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4   Bank Accounts. The Custodian shall open and maintain a separate bank
      -------------
      account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5   Availability of Federal Funds. Upon mutual agreement between the Fund and
      -----------------------------
      the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

2.6   Collection of Income. Subject to the provisions of Section 2.3, the
      --------------------
      Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The

      Custodian will have no duty or responsibility in connection therewith, other than to exercise reasonable care in providing the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.7   Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund,
      ----------------------
      which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

      1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10A hereof; (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

      2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

      3) For the redemption or repurchase of Shares issued by the Fund as set forth in Article 4 hereof;

      4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      5) For the payment of any dividends on Shares of the Fund declared pursuant to the governing documents of the Fund;

      6) For payment of the amount of dividends received in respect of securities sold short;

      7)    For any other proper purpose, but only upon receipt of, in addition
                                          --- ----
            to Proper Instructions from the Fund, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8   Liability for Payment in Advance of Receipt of Securities Purchased.
      -------------------------------------------------------------------
      Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9   Appointment of Agents. The Custodian may at any time or times in its
      ---------------------
      discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not
              --------
      relieve the Custodian of its responsibilities or liabilities hereunder.

2.10  Deposit of Fund Assets in Securities Systems. The Custodian may deposit
      --------------------------------------------
      and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

      1) The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

      2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

      3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the

            Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund.

      4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

      5) The Custodian shall have received from the Fund the initial or annual certificate, as the case may be, required by Article 14 hereof;

      6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their officers or employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

2.10A Fund Assets Held in the Custodian's Direct Paper System. The Custodian may
      -------------------------------------------------------
      deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Custodian subject to the following provisions:

      1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund;

      2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

      3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

      4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

      5) The Custodian shall furnish the Fund confirmation of each transfer to or from the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Fund;

      6) The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.11  Segregated Account. The Custodian shall upon receipt of Proper
      ------------------
      Instructions from the Fund establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of
                                                    --- ----
      clause (iv), upon receipt of, in addition to Proper Instructions from the Fund, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.12  Ownership Certificates for Tax Purposes. The Custodian shall execute
      ---------------------------------------
      ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of securities.

2.13  Proxies. The Custodian shall, with respect to the domestic securities held
      -------
      hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14  Communications Relating to Portfolio Securities. Subject to the provisions
      -----------------------------------------------
      of Section 2.3, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.15  Reports to Fund by Independent Public Accountants. The Custodian shall
      -------------------------------------------------
      provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

3.    Duties of the Custodian with Respect to Property of the Fund Held Outside
      -------------------------------------------------------------------------
      of the United States
      --------------------

3.1   Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and
      -------------------------------------
      instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Fund's Board of Directors, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Fund's assets.

3.2   Assets to be Held. The Custodian shall limit the securities and other
      -----------------
      assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions. The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian.

3.3   Foreign Securities Depositories. Except as may otherwise be agreed upon in
      -------------------------------
      writing by the Custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in
      Section 3.4 hereof.

3.4   Agreements with Foreign Banking Institutions. Each agreement with a
      --------------------------------------------
      foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the assets of the Fund will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of the Fund will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.5   Access of Independent Accountants of the Fund. Upon request of the Fund,
      ---------------------------------------------
      the Custodian will use all reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.6   Reports by Custodian. The Custodian will supply to the Fund from time to
      --------------------
      time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

3.7   Transactions in Foreign Custody Account. (a) Except as otherwise provided
      ---------------------------------------
      in paragraph (b) of this Section 3.7, the provision of Sections 2.2 and
      2.7 of this Contract shall apply, mutatis mutandis to the foreign
                                        ------- --------
      securities of the Fund held outside the United States by foreign sub-custodians; (b) notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer; and (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.8   Liability of Foreign Sub-Custodians. Each agreement pursuant to which the
      -----------------------------------
      Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.9   Liability of Custodian. The Custodian shall be liable for the acts or
      ----------------------
      omissions of a foreign banking institution to the same extent if such acts or omissions were those of the Custodian directly, provided that, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, acts of God, or other occurrences beyond the sub-custodian's reasonable control. Notwithstanding the foregoing provisions of this paragraph 3.9, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3.10  Reimbursement for Advances. If the Fund requires the Custodian to advance
      --------------------------
      cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.

3.11  Monitoring Responsibilities. The Custodian shall furnish annually to the
      ---------------------------
      Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.12  Branches of U.S. Banks. (a) Except as otherwise set forth in this
      ----------------------
      Contract, the provisions hereof shall not apply where the custody of the Fund's assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract. (b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.13  Tax Law. The Custodian shall have no responsibility or liability for any
      -------
      obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof except for liabilities arising from the Custodian's failure to exercise reasonable care in the execution of any instructions received from the Fund with respect to withholding or payment of taxes. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

4.    Payments for Sales or Repurchases or Redemptions of Shares of the Fund
      ----------------------------------------------------------------------

      From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

      The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the Fund such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of such Fund.

5.    Proper Instructions
      -------------------

      Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

6.    Actions Permitted without Express Authority
      -------------------------------------------

      The Custodian may in its discretion, without express authority from the
Fund:

      1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund and provided that the Fund shall not object to such payments;

      2) surrender securities in temporary form for securities in definitive form;

      3) endorse for collection checks, drafts and other negotiable instruments; and

      4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

7.    Evidence of Authority
      ---------------------

      The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.    Duties of Custodian with Respect to the Books of Account and Calculation
      ------------------------------------------------------------------------
      of Net Asset Value and Net Income
      ---------------------------------

      The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding Shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

9.    Records
      -------

      The Custodian shall with respect to the Fund create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, as amended, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

10.   Opinion of Fund's Independent Accountant
      ----------------------------------------

      The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.   Compensation of Custodian
      -------------------------

      The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

12.   Responsibility of Custodian
      ---------------------------

      So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, misfeasance or willful misconduct. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

      The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 as provided in Section 3.9 hereof and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by nationalization, expropriation, currency restrictions, or acts of war or terrorism, acts of God, or other occurrences beyond the Custodian's or sub-custodian's reasonable control.

      If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

      If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of the Fund including the purchase or sale of foreign exchange or of contracts for foreign exchange or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.

13.   Effective Period, Termination and Amendment
      -------------------------------------------

      This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided,
                                                                  --------
however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary of the Fund that the Board of Directors of the Fund has approved the initial use of a particular Securities System by the Fund, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended, and that the Custodian shall not act under Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary of the Fund that the Board of Directors of the Fund has approved the initial use of the Direct Paper System by the Fund; provided further, however, that the Fund shall
                                 -------- -------
not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

14.   Successor Custodian
      -------------------

      If a successor custodian for the Fund shall be appointed by the Board of Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of the Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Fund held in a Securities System.

      If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors of the Fund shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, as amended, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of the Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of the Fund and to transfer to an account of such successor custodian all of the securities of each the Fund held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors of the Fund to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

15.   Interpretive and Additional Provisions
      --------------------------------------

      In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

16.   Massachusetts Law to Apply
      --------------------------

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

17.   Prior Contracts
      ---------------

      This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

18.   Shareholder Communications Election
      -----------------------------------

      Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, this rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

      YES [ ]   The Custodian is authorized to release the Fund's name, address, and share positions.

      NO  [ ]   The Custodian is not authorized to release the Fund's name, address, and share positions.


      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the day of , 1998.


ATTEST:                             MERRILL LYNCH CORPORATE HIGH YIELD
                                    FUND, INC.



________________________________    By________________________________________
Name:                                 Name:
                                      Title:


ATTEST:                             STATE STREET BANK AND TRUST COMPANY



________________________________    By________________________________________
Name:                                 Ronald E. Logue
                                      Executive Vice President

                              STATE STREET                          SCHEDULE A
                         GLOBAL CUSTODY NETWORK
              SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES




Country               Subcustodian                  Non-Mandatory Depositories


Argentina             Citibank, N.A.                             --


Australia             Westpac Banking Corporation                --


Austria               Erste Bank der oesterreichischen           --
                      Sparkasen AG


Bahrain               The British Bank of the Middle East        --
                      (as delegate of the Hongkong and
                      Shanghai Banking Corporation Limited)


Bangladesh            Standard Chartered Bank                    --


Belgium               Generale Bank                              --


Bermuda               The Bank of Bermuda Limited                --


Bolivia               Banco Boliviano Americano                  --


Botswana              Barclays Bank of Botswana Limited          --


Brazil                Citibank, N.A.                             --


Bulgaria              ING Bank N.V.                              --


Canada                Canada Trustco Mortgage Company            --


Chile                 Citibank, N.A.                             --


People's Republic     The Hongkong and Shanghai                  --

                              STATE STREET                          SCHEDULE A
                         GLOBAL CUSTODY NETWORK
              SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES




Country               Subcustodian                  Non-Mandatory Depositories


of China              Banking Corporation Limited,
                      Shanghai and Shenzhen branches


Colombia              Cititrust Colombia S.A.                    --
                      Sociedad Fiduciaria


Croatia               Privredana banka Zagreb d.d                --


Cyprus                Barclays Bank PLC                          --
                      Cyprus Offshore Banking Unit


Czech Republic        Ceskoslovenska Obchodni                    --
                      Banka A.S.


Denmark               Den Danske Bank                            --


Ecuador               Citibank, N.A.                             --


Egypt                 National Bank of Egypt                     --


Estonia               Hansabank                                  --


Finland               Merita Bank Ltd.                           --


France                Banque Paribas                             --


Germany               Dresdner Bank AG                           --

                              STATE STREET                          SCHEDULE A
                         GLOBAL CUSTODY NETWORK
              SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES




Country               Subcustodian                               Non-Mandatory
                                                                 Depositories

Ghana                 Barclays Bank of Ghana Limited             --


Greece                National Bank of Greece S.A                Bank of Greece


Hong Kong             Standard Chartered Bank                    --


Hungary               Citibank Budapest Rt.                      --


Iceland               Icebank Limited


India                 Deutsche Bank AG;                          --
                      The Hongkong and Shanghai
                      Banking Corporation Limited

Indonesia             Standard Chartered Bank                    --


Ireland               Bank of Ireland                            --


Israel                Bank Hapoalim B.M.                         --


Italy                 Banque Paribas                             --


Ivory Coast           Societe Generale de Banques                --
                      en Cote d'Ivoire


Jamaica               Scotiabank Trust and Merchant Bank         --


Japan                 The Daiwa Bank, Limited;                   Japan
                      The Fuji Bank, Limited;                    Securities
                                                                 Depository
                                                                 Center;

                              STATE STREET                          SCHEDULE A
                         GLOBAL CUSTODY NETWORK
              SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES




Country               Subcustodian                               Non-Mandatory
                                                                 Depositories


Jordan                The British Bank of the Middle East        --
                      (as delegate of the Hongkong and
                      Shanghai Banking Corporation Limited)


Kenya                 Barclays Bank of Kenya Limited             --


Republic of Korea     The Hongkong and Shanghai Banking
                      Corporation Limited


Latvia                Hansabank                                  --


Lebanon               The British Bank of the Middle East        --
                      (as delegate of the Hongkong and
                      Custodian and Clearing Center of
                      Financial Instruments for Lebanon
                      (MIDCLEAR) S.A.L.; Shanghai Banking
                      Corporation Limited)


Lithuania             Vilniaus Bankas AB                         --


Malaysia              Standard Chartered Bank                    --
                      Malaysia Berhad


Mauritius             The Hongkong and Shanghai                  --
                      Banking Corporation Limited


Mexico                Citibank Mexico, S.A.                      --


Morocco               Banque Commerciale du Maroc                --


Namibia               (via) Standard Bank of South Africa        --

                              STATE STREET                          SCHEDULE A
                         GLOBAL CUSTODY NETWORK
              SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES



Country               Subcustodian                  Non-Mandatory Depositories


The Netherlands       MeesPierson N.V.                           --


New Zealand           ANZ Banking Group                          --
                      (New Zealand) Limited


Norway                Christiania Bank og                        --
                      Kreditkasse


Oman                  The British Bank of the Middle East        --
                      (as delegate of the Hongkong and
                      Shanghai Banking Corporation Limited)


Pakistan              Deutsche Bank AG                           --


Peru                  Citibank, N.A.                             --


Philippines           Standard Chartered Bank                    --


Poland                Citibank Poland S.A.                       --


Portugal              Banco Comercial Portugues                  --


Romania               ING Bank, N.V.                             --


Russia                Credit Suisse First Boston, Zurich         --
                      via Credit Suisse First Boston
                      Limited, Moscow


Singapore             The Development Bank                       --
                      of Singapore Ltd.

                              STATE STREET                          SCHEDULE A
                         GLOBAL CUSTODY NETWORK
              SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES



Country               Subcustodian                               Non-Mandatory
                                                                 Depositories


Slovak Republic       Ceskoslovenska Obchodna                    --
                      Banka A.S.


Slovenia              Banka Creditanstalt d.d.                   --


South Africa          Standard Bank of South Africa Limited      --


Spain                 Banco Santander, S.A.                      --


Sri Lanka             The Hongkong and Shanghai                  --
                      Banking Corporation Limited


Swaziland             Stanbic Bank of Swaziland Limited          --


Sweden                Skandinaviska Enskilda Banken              --


Switzerland           Union Bank of Switzerland                  --


Taiwan - R.O.C.       Central Trust of China                     --


Thailand              Standard Chartered Bank                    --

Trinidad & Tobago     Republic Bank Ltd.                         --


Tunisia               Banque Internationale Arabe de Tunisie     --


Turkey                Citibank, N.A.                             --

                              STATE STREET                          SCHEDULE A
                         GLOBAL CUSTODY NETWORK
              SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES



Country               Subcustodian                               Non-Mandatory
                                                                 Depositories


United Kingdom        State Street Bank and Trust                --

Uruguay               Citibank, N.A.                             --


Venezuela             Citibank, N.A.                             --


Zambia                Barclays Bank of Zambia Limited            --


Zimbabwe              Barclays Bank of Zimbabwe Limited          --


Euroclear (The Euroclear System)

Cedel (Cedel Bank, societe anonyme)

INTERSETTLE (for EASDAQ Securities)

                              STATE STREET                        SCHEDULE B
                         GLOBAL CUSTODY NETWORK
                         MANDATORY* DEPOSITORIES



      Country                       Mandatory Depositories


      Argentina                     -Caja de Valores S.A.;

                                    -CRYL


      Australia                     -Austraclear Limited;

                                    -Reserve Bank Information and
                                    Transfer System


      Austria                       -Oesterreichische Kontrollbank AG
                                    (Wertpapiersammelbank Division)


      Belgium -Caisse Interprofessionnelle de Depots et de Virements de Titres S.A.;

                                    -Banque Nationale de Belgique


      Brazil                        - Camara de Liquidacao de Sao Paulo,
                                    (Calispa);

                                    -Bolsa de Valores de Rio de Janeiro
                                    - All SSB clients presently use Calispa

                                    -Central de Custodia e de Liquidacao
                                    Financeira de Titulos

                                    -Banco Central do Brasil,
                                    Systema Especial de Liquidacao e
                                    Custodia


      Bulgaria                      - Central Depository AD


      Canada                        -The Canadian Depository
                                    for Securities Limited; West Canada

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                              STATE STREET                        SCHEDULE B
                         GLOBAL CUSTODY NETWORK
                         MANDATORY* DEPOSITORIES



      Country                       Mandatory Depositories


                                    Depository Trust Company [depositories
                                    linked]


      People's Republic             -Shanghai Securities Central Clearing and
      of China                      Registration Corporation;

                                    -Shenzhen Securities Central Clearing
                                    Co., Ltd.


      Croatia                       Ministry of Finance


      Czech Republic                --Stredisko cennych papiru(degree);

                                    -Czech National Bank

      Denmark                       -Vaerdipapircentralen - The Danish
                                    Securities Center


      Egypt                         -Misr Company for Clearing, Settlement,
                                    and Central Depository


      Estonia                       - Eesti Vaartpaberite Keskdepositooruim


      Finland                       -The Finnish Central Securities
                                    Depository


      France                        -Societe Interprofessionnelle
                                    pour la Compensation des
                                    Valeurs Mobilieres;

                                    -Banque de France,
                                    Saturne System


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                              STATE STREET                        SCHEDULE B
                         GLOBAL CUSTODY NETWORK
                         MANDATORY* DEPOSITORIES



      Country                       Mandatory Depositories


      Germany                       -The Deutscher Kassenverein AG


      Greece                        -The Central Securities Depository
                                    (Apothetirion Titlon A.E.);


      Hong Kong                     -The Central Clearing and
                                    Settlement System;

                                    -The Central Money Markets Unit

      Hungary                       -The Central Depository and Clearing
                                    House (Budapest) Ltd.
                                    [Mandatory for Gov't Bonds only;
                                    SSB does not use for other securities]


      India                         The National Securities Depository Limited


      Indonesia                     -Bank of Indonesia


      Ireland                       -The Central Bank of Ireland,
                                    The Gilt Settlement Office


      Israel                        -The Clearing House of the
                                    Tel Aviv Stock Exchange;

                                    -Bank of Israel


      Italy                         -Monte Titoli S.p.A.;

                                    -Banca d'Italia


      Japan                         -Bank of Japan Net System


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                              STATE STREET                        SCHEDULE B
                         GLOBAL CUSTODY NETWORK
                         MANDATORY* DEPOSITORIES



      Country                       Mandatory Depositories


      Republic of Korea             -Korea Securities Depository Corporation


      Latvia                        - The Latvian Central Depository


      Lebanon                       -The Central Bank of Lebanon


      Lithuania                     - The Central Securities Depository of
                                    Lithuania


      Malaysia                      -Malaysian Central Depository Sdn.
                                    Bhd.;

                                    -Bank Negara Malaysia,
                                    Scripless Securities Trading and Safekeeping
      Systems


      Mauritius                     -The Central Depository & Settlement
                                    Co. Ltd.


      Mexico                        -S.D. INDEVAL, S.A. de C.V.
                                    (Instituto para el Deposito de
                                    Valores);
      The Netherlands               -Nederlands Centraal Instituut voor
                                    Giraal Effectenverkeer B.V. ("NECIGEF");


      New Zealand                   -New Zealand Central Securities
                                    Depository Limited


      Norway                        -Verdipapirsentralen - The Norwegian
                                    Registry of Securities


      Oman                          -Muscat Securities Market


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                              STATE STREET                        SCHEDULE B
                         GLOBAL CUSTODY NETWORK
                         MANDATORY* DEPOSITORIES



      Country                       Mandatory Depositories


      Peru                          -Caja de Valores y Liquidaciones
                                    (CAVALI, S.A.)


      Philippines                   -The Philippines Central Depository Inc.

                                    -The Book-Entry-System of Bangko
                                    Sentral ng Pilipinas;

                                    -The Registry of Scripless Securities of the
                                    Bureau of the Treasury

      Poland -The National Depository of Securities (Krajowy Depozyt Papierow Wartos'ciowych);

                                    -National Bank of Poland


      Portugal                      -Central de Valores Mobiliarios



      Romania -National Securities Clearing, Settlement and Depository Co.;

                                    -Bucharest Stock Exchange;

                                    -National Bank of Romania


      Singapore                     -The Central Depository (Pvt.)
                                    Limited;

                                    -Monetary Authority of Singapore


      Slovak Republic               -Stredisko Cennych Papierov;


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                              STATE STREET                        SCHEDULE B
                         GLOBAL CUSTODY NETWORK
                         MANDATORY* DEPOSITORIES



      Country                       Mandatory Depositories


                                    -National Bank of Slovakia


      Slovenia                      - Klirinsko Depotna Bruzba


      South Africa                  -The Central Depository Limited


      Spain                         -Servicio de Compensacion y
                                    Liquidacion de Valores, S.A.;

                                    -Banco de Espana,
                                    Anotaciones en Cuenta


      Sri Lanka                     -Central Depository System
                                    (Pvt) Limited


      Sweden                        -Vardepapperscentralen VPC AB -
                                    The Swedish Central Securities Depository


      Switzerland                   -Schweizerische Effekten - Giro AG;


      Taiwan - R.O.C.               -The Taiwan Securities Central
                                    Depository Company, Ltd.



      Thailand                      -Thailand Securities Depository
                                    Company Limited


      Tunisia                       -STICODEVAM;

                                    -Central Bank of Tunisia;

                                    -Tunisian Treasury


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                              STATE STREET                        SCHEDULE B
                         GLOBAL CUSTODY NETWORK
                         MANDATORY* DEPOSITORIES



      Country                       Mandatory Depositories


      Turkey                        -Takas ve Saklama Bankasi A.S.;

                                    -Central Bank of Turkey


      United Kingdom                -The Bank of England,
                                    The Central Gilts Office;
                                    The Central Moneymarkets Office


      Uruguay                       -Central Bank of Uruguay


      Zambia                        -Lusaka Central Depository


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                   SCHEDULE C

                               MARKET INFORMATION

Pulication/Type of                   Brief Description
------------------                   -----------------
Information (Frequency)
-----------------------

The Guide to Custody in
-----------------------
World Markets (annually):     An overview of safekeeping and settlement
-------------                 practices and procedures in each market in which
                              State Street Bank and Trust Company offers custodial services.

The Depository Review
---------------------
(annually):                   Information relating to the operating history and
                              structure of depositories located in the markets in which State Street Bank and Trust Company offers custodial services, including transnational depositories.

legal opinions (annually):    With respect to each market in which State Street
                              Bank and Trust Company offers custodial services, opinions relating to whether local law restricts
                              (i) access of a fund's independent public accountants to books and records of a Foreign Sub-
                              Custodian or Foreign Securities System, (ii) the
                              Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign
                              Sub-Custodian or Foreign Securities System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign
                              Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Network Bulletins (weekly):   Developments of interest to investors in the
                              markets in which State Street Bank and Trust
                              Company offers custodial services.

Foreign Custody Advisories
(as necessary):               With respect to markets in which State Street Bank
                              and Trust Company offers custodial services which exhibit special custody risks, developments which may impact State Street's ability to deliver expected levels of service.

                      ADDENDUM TO CUSTODIAN CONTRACT
                      ------------------------------


WHEREAS, the Board of Directors (the "Board") of Merrill Lynch Corporate High Yield Fund, Inc., a Maryland corporation (the "Fund"), has adopted a resolution appointing the Custodian as Foreign Custody Manager of the Fund pursuant to the Rule 17f-5 Procedures and Guidelines previously adopted by the Board (the "Procedures and Guidelines"), a copy of which is attached hereto as Exhibit A, the Fund and State Street Bank and Trust Company, a Massachusetts trust company (the "Custodian"), hereby enter into this Addendum to the Custody Contract dated ___________, 1998 between the Fund and the Custodian (the "Contract");

WHEREAS, each party wishes to enter into this Addendum to the Contract;

NOW, THEREFORE, for such good and valuable consideration as is recited in the Contract, the Fund and the Custodian agree that:

Article III of the Contract is hereby amended, revised and superseded to the extent that such Article is inconsistent with the Procedures and Guidelines. Each of the Fund and the Custodian acknowledge that they are currently developing further mutually agreeable contract procedures and provisions pursuant to the Procedures and Guidelines.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the ______ day of _______, 1998 .


                                       MERRILL LYNCH
ATTEST:                                CORPORATE HIGH YIELD FUND, INC.



___________________________________    By_______________________________________
Name:                                    Name:

Title:


ATTEST:                                STATE STREET BANK AND TRUST COMPANY



___________________________________    By_______________________________________
Thomas M. Lenz                           Ronald E. Logue        Vice President
     Executive Vice President